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EXHIBIT 32
                          Rule 13a-14(b) CERTIFICATION

The undersigned officer certifies that this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of LD Holdings, Inc.

A signed original of this written statement required by Section 906 has been provided to LD Holdings, Inc. and will be retained by LD Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

April 15, 2009                         /s/  John R. Ayling
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                                       John R. Ayling
                                       (Chief executive officer)




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